EXHIBIT 10.3

Execution Copy

PARENT GUARANTY AGREEMENT

THIS PARENT GUARANTY AGREEMENT (the “Agreement”), dated as of July 18, 2005, by and among UNITED INDUSTRIAL CORPORATION, a Delaware corporation (the “Guarantor”) and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (the “Administrative Agent”) for the benefit of itself and the several banks and other financial institutions (the “Lenders”) from time to time party to the Revolving Credit Agreement, dated as of the date hereof, by and among the AAI Corporation, a Maryland corporation (the “Borrower”), Guarantor, the several banks and other financial institutions from time to time party thereto(the “Lenders”), the Administrative Agent, and SunTrust Bank, as Issuing Bank and as Swingline Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall the meanings assigned to such terms in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility in favor of the Borrower;

WHEREAS, the Guarantor is the parent of the Borrower and will derive substantial benefit from the making of Loans by the Lenders and the issuance of Letters of Credit by the Issuing Bank; and

WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders under the Credit Agreement that the Guarantor execute and deliver to the Administrative Agent a Parent Guaranty Agreement in the form hereof, and the Guarantor wishes to fulfill said condition precedent;

NOW, THEREFORE, in order to induce Lenders to extend the Loans and the Issuing Bank to issue Letters of Credit and to make the financial accommodations as provided for in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Guarantee.  The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations including, without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; and (iii) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, arising under any Hedging Transaction incurred to limit interest rate or fee fluctuation with respect to the Loans and Letters of Credit entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Transaction was entered into (each such person a “Specified Hedge Provider”; the Administrative Agent, the Lenders and the Specified Hedge Providers, collectively, the “Secured Parties” and each individually a “Secured Party”) (all the monetary and other obligations referred to in the preceding clauses (i) through (iii) being collectively called the “Guaranteed Obligations”).  The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

Section 2.  Obligations Not Waived.  To the fullest extent permitted by applicable law, the Guarantor waives presentment or protest to, demand of or payment from the other Loan Parties of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (ii) the failure of any Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of any instruments, agreements or documents executed in connection with any Hedging Transaction incurred to limit interest rate or fee fluctuation with respect to the Loans and Letters of Credit entered into with a Specified Hedge Provider (each such document, a “Hedging Document”) (iii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Hedging Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (iv) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Secured Party.

Section 3.  Guarantee of Payment.  The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Secured Party in favor of the Borrower or any other Person.

Section 4.  No Discharge or Diminishment of Guarantee.  The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, any Hedging Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

Section 5.  Defenses of Borrower Waived.  To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations.  The Administrative Agent and the Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash.  Pursuant to applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

Section 6.  Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Secured Parties in cash the amount of such unpaid Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations.  In addition, any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations.  If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 7.  Information.  The Guarantor assumes all responsibility for being and keeping itself informed of other Loan Parties’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 8.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantor may have under applicable law (but subject to Section 6), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Secured Party under this Agreement, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 9.  Contribution and Subrogation.  The Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6) that, in the event a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold to satisfy a claim of any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 8, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of the Guarantor on the date hereof.  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 9 shall be subrogated to the rights of such Claiming Guarantor under Section 8 to the extent of such payment.

Section 10.  Subordination.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantor under Section 8 and Section 9 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.  No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and the Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

Section 11.  Representations and Warranties.  The Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a parent of the Borrower) contained in the Credit Agreement are true and correct.

Section 12.  Termination.  The guarantees made hereunder (i) shall terminate when all the Guaranteed Obligations (other than those Guaranteed Obligations relating to the Hedging Obligations) have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.  In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments, without representation or recourse, which such Guarantor shall reasonably request from time to time to evidence such termination and release.

Section 13.  Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns.  This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).  If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action.  This Agreement shall be construed as a separate agreement with respect to the Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 14.  Waivers; Amendment.

(a)                                  No failure or delay of the Administrative Agent of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Guarantor on the one hand the and Administrative Agent or any holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder, under any other Loan Document or under any Hedging Document, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The rights of the Administrative Agent hereunder and of the Secured Parties under the other Loan Documents and the Hedging Documents, as applicable, are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

Section 15.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.  All communications and notices hereunder to the Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

Section 16.  Severability.  Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17.  Counterparts; Integration.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 13), and shall become effective as provided in Section 13.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.  This Agreement constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

Section 18.  Rules of Interpretation.  The rules of interpretation specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement.

Section 19.  Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                  This Agreement shall be construed in accordance with and be governed by the law of the State of New York.

(b)                                 Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States courts located within the Southern District in the State of New York, and of any state court of the State of New York located in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Hedging Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in the courts of any jurisdiction.

(c)                                  Each party to this Agreement irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section.  Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement.  Nothing in this Agreement will affect the right of the Administrative Agent or any Secured Party to serve process in any other manner permitted by law.

Section 20.  Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY HEDGING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE HEDGING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 21.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement, the other Loan Documents and the Hedging Documents held by such Secured Party, irrespective of whether or not such Person shall have made any demand under this Agreement, any other Loan Document or any Hedging Document and although such obligations may be unmatured.  The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) that such Secured Party may have.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

UNITED INDUSTRIAL CORPORATION

By:	/s/ James H. Perry
	Name:	James H. Perry
	Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGE TO PARENT GUARANTY AGREEMENT]

SUNTRUST BANK, as
Administrative Agent

By:	/s/
Name:
Title:

SCHEDULE I TO THE

PARENT GUARANTY AGREEMENT

United Industrial Corporation

124 Industry Lane

Hunt Valley, MD  21030